UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2012

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park
Greenwich, Connecticut	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01	Other Events.

The 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) of United Rentals, Inc. (the “Company”) has been tentatively scheduled for May 8, 2013, with an expected record date of March 11, 2013. Because the tentative date of the 2013 Annual Meeting is more than 30 days before the anniversary date of the 2012 Annual Meeting of Stockholders, in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of such change.

For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2013 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act, the proposal must be received by the Company’s Secretary at the address set forth below no later than January 7, 2013. Any such proposal also must comply with Rule 14a-8 under the Exchange Act.

For a stockholder proposal that is not intended to be included in the Company’s proxy statement for the 2013 Annual Meeting under Rule 14a-8 under the Exchange Act, written notice of the proposal, which notice must include the information required by the Company’s bylaws, must be delivered or mailed and received by the Company’s Secretary at the address set forth below by the close of business on February 7, 2013 (ninety days prior to the 2013 Annual Meeting Date), in accordance with the advance notice provisions of the Company’s bylaws.

The address of the Company’s Corporate Secretary is: United Rentals, Inc., Five Greenwich Office Park, Greenwich, Connecticut 06831, Attention: Corporate Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2012

UNITED RENTALS, INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and Corporate Secretary